UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

BRADFORD BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-143696	26-0223245
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6910 York Road, Baltimore, Maryland	21212
(Address of principal executive offices)	(Zip Code)

(410) 377-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

                On October 19, 2007, Bradford Bancorp, Inc., a Maryland corporation (the “Company”), Bradford Mid-Tier Company, a federal stock holding company, Bradford Bank MHC, a federal mutual holding company, and Bradford Bank, a federally chartered savings bank (the “Bank”), entered into an Agency Agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.  For these services, Sandler O’Neill will receive a fee of 1.25% of the aggregate dollar amount of the common stock sold in the subscription and direct community offerings.  No fee will be payable to Sandler O’Neill with respect to shares purchased by officers, directors and employees or their immediate families, shares contributed to Bradford Bank Foundation, or any common stock purchased by the Bank’s tax-qualified and non-qualified employee benefit plans.  In the event that Sandler O’Neill sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1.00% of the dollar amount of total shares sold in the syndicated community offering, which fee, along with the fee payable to selected dealers (which may include Sandler O’Neill for the shares it sells) for the shares they sell, shall not exceed 7.00% of the aggregate dollar amount of shares sold in the syndicated offering.

                The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-143696) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated October 19, 2007.

                The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Number	Description

	1.1	Agency Agreement dated October 19, 2007 between Bradford Bancorp, Inc., Bradford Mid-Tier Company, Bradford Bank MHC, Bradford Bank and Sandler O’Neill & Partners, L.P.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2007	/s/ Dallas R. Arthur
Dallas R. Arthur
President and Chief Executive Officer